Exhibit 99.1

LML REPORTS RESULTS FOR THE FIRST QUARTER OF FISCAL 2010

Revenue, Profitability and Operating Cash Flow all Increase

VANCOUVER, BC, August 12, 2009 — LML PAYMENT SYSTEMS INC. (“LML”) (NASDAQ: LMLP), a leading payments technology provider of financial payment solutions for e-commerce and traditional businesses, reports results for its first quarter ended June 30, 2009.

Revenue for the three months ended June 30, 2009 was $3,236,000, an increase of 2%, over the $3,177,000 in revenue for the three months ended June 30, 2008.  GAAP net income for the quarter was $90,000, or $0.00 per share, compared to GAAP net loss of $47,000, or $0.00 per share, for the first quarter ended June 30, 2008.  Cash provided by operating activities was $113,000 compared to cash used in operating activities of ($225,000) for the same period last year.

Non-GAAP net income was $556,000 or $0.02 per share compared to $610,000 or $0.02 per share for the first quarter last year.  Non-GAAP net income excludes stock-based compensation, depreciation and amortization, and other non-recurring items.  A reconciliation of GAAP to non-GAAP financial measures is attached.

“We are extremely pleased with our continued progress during the last quarter.  In particular, our Transaction Payment Processing segment continued to do well.  Actual Canadian sales were up close to 28%, but when converted to U.S. dollars and combined with the weakening Canadian dollar, we report an 11% growth rate for the segment.  We added 291 new customers this quarter and this segment produced $2.2 million in revenue or 67% of our overall revenue while producing gross margins of approximately 44%.   Despite slower economic times, we believe that e-Commerce, and electronic payments in general, should continue to experience significant growth and we also believe that we are positioning ourselves to take advantage of that growth through our continued partnership approach to service offerings.

Also, revenue from our intellectual property segment increased 9% as we continued to move forward with respect to our intellectual property activities.  We strongly believe in the validity and enforceability of our intellectual property and we anticipate having more to report in this regard in future quarters,” said Patrick H. Gaines, Chief Executive Officer.

Q1 Highlights

•	Transaction Payment Processing segment revenue increases 11%
•	New customers: 291
•	Net income of $90,000 versus net loss of $47,000 – an improvement of $137,000
•	Retired last of the Promissory Notes associated with the Beanstream acquisition leaving no long-term debt
•	Cash provided by operating activities increases $338,000

Conference Call
Management will host a conference call on August 12, 2009 at 1:30pm Pacific Time (4:30pm Eastern Time) to discuss these results.  To participate in the conference call, please dial in 5-10 minutes before the start of the call and follow the operator’s instruction.  If you are calling from the United States or Canada, please dial 800-926-9174.   International callers please dial 212-231-2902.

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If you are unable to join the call, a telephone replay will be available through August 24, 2009 by dialing 800-633-8284 from within the U.S. or Canada, or 402-977-9140 if calling internationally.  Please reference reservation number 21434095 when prompted.

About LML Payment Systems Inc. (www.lmlpayment.com)

LML Payment Systems Inc., through its subsidiaries Beanstream Internet Commerce Inc. in Canada and LML Payment Systems Corp. in the U.S., is a leading provider of financial payment processing solutions for e-commerce and traditional businesses.  We provide credit card processing, online debit, electronic funds transfer, automated clearinghouse payment processing and authentication services, along with routing of selected transactions to third party processors and banks for authorization and settlement. Our intellectual property estate, owned by subsidiary LML Patent Corp., includes U.S. Patent No. RE40220, No. 6,354,491, No. 6,283,366, No. 6,164,528, and No. 5,484,988 all of which relate to electronic check processing methods and systems.

GAAP versus Non-GAAP Financial Information

In addition to GAAP financial measures, the Corporation has provided supplemental non-GAAP financial measures of net income and earnings per share, which exclude certain non-cash and non-recurring items. For purposes of this news release, non-GAAP net income and earnings per share exclude stock-based compensation expense under CICA 3870 and SFAS 123R, depreciation and amortization expense, and certain non-recurring items. A reconciliation of adjustments of non-GAAP to GAAP results for the first quarter and prior periods is included in the enclosed table.  The Corporation believes that non-GAAP financial measures are useful in assessing operating performance as they provide an additional basis to evaluate our ability to incur and service debt and to fund capital expenditures.  In addition, non-GAAP financial information may provide management and investors with an enhanced understanding of our operating results and overall financial performance. Non-GAAP financial measures are not meant to be considered in isolation and should not be considered as alternatives to financial information prepared in accordance with GAAP. Furthermore, our method of calculating the non-GAAP financial measures presented in this news release may differ from methods used by other companies, and as a result, the non-GAAP financial measures disclosed herein may not be comparable to other similarly titled measures used by other companies.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as "aims," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects" or "targets" or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect LML’s actual results include, among others, the impact, if any, of stock-based compensation charges, the potential failure to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect LML’s financial results is included in LML’s quarterly reports on Form 10-Q and our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, LML undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
(In U.S. Dollars, except share data)
(Unaudited)

	Three Months Ended
	June 30
	2009	2008

REVENUE	$3,235,559	$3,177,472
COST OF REVENUE (includes stock-based compensation expense of $36,650 (June 30, 2008 - $37,813))	1,624,426	1,513,278
GROSS PROFIT (excludes amortization and depreciation expense)	1,611,133	1,664,194

OPERATING EXPENSES
General and administrative (includes stock-based compensation expense of $269,824 (June 30, 2008 - $307,317))	948,512	1,064,764
Sales and marketing (includes stock-based compensation expense of $748 (June 30, 2008 - $756))	99,382	82,482
Product development and enhancement (includes stock-based compensation expense of $11,967 (June 30, 2008 - $12,100))	99,395	72,091
Amortization and depreciation	198,247	194,357

INCOME BEFORE OTHER INCOME (EXPENSES) AND INCOME TAXES	265,597	250,500

Foreign exchange gain (loss)	28,192	(64,836)
Other income	-	8,321
Gain on sale of property and equipment	2,174	864
Interest income	11,467	62,436
Interest expense	(45,281)	(105,380)

INCOME BEFORE INCOME TAXES	262,149	151,905

Income taxes	172,517	198,424

NET INCOME (LOSS)	89,632	(46,519)

DEFICIT, beginning of period	(28,751,456)	(34,206,622)

DEFICIT, end of period	$(28,661,824)	$(34,253,141)

EARNINGS (LOSS) PER SHARE, basic and diluted	$0.00	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	27,116,408	26,341,832
Diluted	27,116,408	26,341,832

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LML PAYMENT SYSTEMS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In U.S. Dollars)
(Unaudited)

	Three months ended June 30,

	2009	2008

GAAP Net Income (Loss)	$89,632	$(46,519)

Add stock-based compensation	319,189	357,986
Add amortization and depreciation	198,247	194,357
Less foreign exchange (gain) loss	(48,851)	105,165
Less (gain) on sale of assets	(2,174)	(864)

Non-GAAP Net Income	$556,043	$610,125

GAAP Net Earnings (Loss) Per Share, basic	$0.00	$(0.00)

Add stock-based compensation	0.01	0.01
Add amortization and depreciation	0.01	0.01
Less foreign exchange (gain) loss	(0.00)	0.00
Less (gain) on sale of assets	(0.00)	(0.00)

Non-GAAP Net Earnings Per Share, basic	$0.02	$0.02

GAAP Net Earnings (Loss) Per Share, diluted	$0.00	$(0.00)

Add stock-based compensation	0.01	0.01
Add amortization and depreciation	0.01	0.01
Less foreign exchange (gain) loss	(0.00)	0.00
Less (gain) on sale of assets	(0.00)	(0.00)

Non-GAAP Net Earnings Per Share, diluted	$0.02	$0.02

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 LML PAYMENT SYSTEMS INC.

CONSOLIDATED BALANCE SHEETS
(In U.S. Dollars, except as noted below)
(Unaudited)

	June 30, 2009	March 31, 2009
ASSETS
Current Assets
Cash and cash equivalents	$3,980,105	$6,138,530
Funds held for merchants	10,526,388	10,746,731
Restricted cash	175,000	175,000
Accounts receivable, less allowances of $33,795 and $31,785, respectively	910,891	801,087
Prepaid expenses	335,771	295,702
Current portion of future income tax assets	873,463	838,575
Total current assets	16,801,618	18,995,625

Property and equipment, net	215,402	227,324
Patents, net	580,874	622,730
Restricted cash	135,598	125,030
Future income tax assets	4,621,216	4,429,578
Other assets	19,588	19,020
Goodwill	17,874,202	17,874,202
Other intangible assets, net	5,081,700	5,205,487

TOTAL ASSETS	$45,330,198	$47,498,996

LIABILITIES
Current Liabilities
Accounts payable	$710,499	$756,845
Accrued liabilities	725,525	814,094
Corporate taxes payable	390,460	283,794
Funds due to merchants	10,526,388	10,746,731
Obligations under capital lease	119,698	170,243
Promissory notes	-	2,100,920
Current portion of deferred revenue	1,397,756	1,361,046
Total current liabilities	13,870,326	16,233,673

Deferred revenue	3,022,525	3,330,630

TOTAL LIABILITIES	16,892,851	19,564,303

SHAREHOLDERS' EQUITY
Capital Stock
Class A, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-

Class B, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-

Common shares, no par value, 100,000,000 shares authorized, 27,116,408 and 27,116,408 issued and outstanding, respectively	50,039,568	50,039,568

Contributed surplus	7,051,248	6,732,059
Deficit	(28,661,824)	(28,751,456)
Accumulated other comprehensive income (loss)	8,355	(85,478)
Total shareholders' equity	28,437,347	27,934,693

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$45,330,198	$47,498,996

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 LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. Dollars)
(Unaudited)

	Three Months Ended
	June 30
	2009	2008

Operating Activities:
Net income (loss)	$89,632	$(46,519)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Amortization and depreciation	198,247	194,357
Stock-based compensation	319,189	357,986
Gain on sale of property and equipment	(2,174)	(864)
Foreign exchange (gain) loss	(48,851)	105,165

Changes in non-cash operating working capital
Restricted cash	-	125,000
Accounts receivable	(75,375)	82,560
Prepaid expenses	(37,413)	24,515
Accounts payable and accrued liabilities	(136,717)	(738,927)
Corporate taxes payable	82,384	57,439
Deferred revenue	(275,987)	(385,562)
Net cash provided by (used in) operating activities	112,935	(224,850)

Investing Activities:
Acquisition of property and equipment	(12,608)	(53,346)
Proceeds from disposal of property and equipment	2,174	5,500
Development of patents	-	(1,606)
Net cash used in investing activities	(10,434)	(49,452)

Financing Activities:
Payments on capital leases	(50,587)	(44,272)
Payment on promissory notes	(2,321,460)	(2,843,974)
Share capital financing costs	-	(3,537)
Net cash used in financing activities	(2,372,047)	(2,891,783)

Effects of foreign exchange rate changes on cash and cash equivalents	111,121	33,989

DECREASE IN CASH AND CASH EQUIVALENTS	(2,158,425)	(3,132,096)

Cash and cash equivalents, beginning of period	6,138,530	9,749,768

Cash and cash equivalents, end of period	$3,980,105	$6,617,672

Supplemental disclosure of cash flow information
Interest paid	$45,413	$105,380
Taxes paid	$65,851	$145,264

CONTACTS:

Patrick H. Gaines                                Investor Relations
CEO                                                      (800) 888-2260
(604) 689-4440

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